MSA SAFETY INCORPORATED
(a Pennsylvania corporation)
Amended and Restated By-Laws
October 27, 20231
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ARTICLE I

Meetings of Shareholders
Section 1.01.    Annual Meetings. An annual meeting of the shareholders shall be held each year on such day and at such time and place as may be designated by the Board of Directors. The Board of Directors may postpone, reschedule or cancel any annual meeting of shareholders.
Section 1.02.    Business at Annual Meetings.
(a)    Business Agenda. The business at an annual meeting of shareholders shall include: (i) a review of the business of the preceding year; (ii) the election of directors to succeed those whose terms shall expire; (iii) the selection of auditors; and (iv) such other business as may properly be brought before the meeting as provided in this Section 1.02. If for any reason the annual meeting is not held at the time fixed therefor, the election of directors may be held at a subsequent meeting called for that purpose.
(b)    Notice of Business to be Presented. The proposal of business to be considered by the shareholders at an annual meeting of shareholders, other than nominations for the election of directors, may be made (x) pursuant to the Company’s notice of meeting, (y) by or at the direction of the Board of Directors or (z) by any shareholder of the Company who was a shareholder of record at the time of giving of notice provided for in this Section through the date of the annual meeting, who is entitled to vote at the meeting and who has complied with the procedures set forth in this Section. For business to be properly brought before an annual meeting by a shareholder pursuant to clause (z) of the preceding sentence, such business must be a proper matter for shareholder action, the shareholder must have given timely notice thereof in writing to the Secretary of the Company and such notice must comply with the following requirements:
1 Note: References in the By-Laws to the “Amended and Restated Articles” are to the Amended and Restated Articles of Incorporation of the Corporation dated as of March 7, 2014, as they may be thereafter amended or supplemented. Section references in brackets are to specific provisions of the Amended and Restated Articles, and indicate that the preceding provision is taken substantially verbatim from the Amended and Restated Articles; and capitalized terms are used as those terms are defined in the Amended and Restated Articles.

(i)    To be timely, a shareholder’s notice given pursuant to this Section must be received at the principal executive offices of the Company, addressed to the Secretary, not earlier than 5:00 p.m. ET (the “close of business”) 120 calendar days before, and not later than the close of business 90 calendar days before the anniversary date of the Company’s most recent previous annual meeting. Notwithstanding the preceding sentence, if the date of the annual meeting at which such business is to be presented has been advanced by more than 30 calendar days from the date of the most recent previous annual meeting or delayed by more than 60 calendar days from the date of the most recent previous annual meeting, a shareholder’s notice shall be considered timely if so received by the Company no earlier than the close of business 120 calendar days before the date of the annual meeting at which such business is to be presented and no later than the close of business on the earlier of (x) 90 calendar days before the date of the annual meeting at which such business is to be presented or (y) 10 calendar days following the first public announcement (as defined below) by the Company of the date of such annual meeting. In no event shall an adjournment, recess, postponement, judicial stay or rescheduling of an annual meeting (or the public announcement thereof) commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.
(ii)    To be in proper written form, a shareholder’s notice given pursuant to this Section shall set forth:
(A)    As to the shareholder giving notice and each Shareholder Associated Person (as defined below):
(1)    the name and address of the shareholder giving notice and each Shareholder Associated Person;
(2)    the classes and numbers of shares of the Company’s stock beneficially owned or owned of record, directly or indirectly, by such shareholder or any Shareholder Associated Person (including any right to acquire beneficial ownership at any time in the future, whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition); the date or dates on which such shares were acquired; and the investment intent of such acquisition;
(3)    the name of each nominee holder for, and number of, any securities of the Company owned beneficially but not of record by such shareholder or any Shareholder Associated Person and any pledge by such shareholder or any Shareholder Associated Person with respect to any of such securities;

(4)    a complete and accurate description of all agreements, arrangements or understandings (including any derivative or short positions, profit interests, hedging transactions, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, repurchase agreements or arrangements, borrowed or loaned shares and so-called “stock borrowing” agreements or arrangements), written or oral, that have been entered into by, or on behalf of, such shareholder or any Shareholder Associated Person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the price of any securities of the Company, or maintain, increase or decrease the voting power of such shareholder or any Shareholder Associated Person with respect to securities of the Company, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Company (any of the foregoing, a “Derivative Instrument”);
(5)    any substantial interest, direct or indirect (including any existing or prospective commercial, business or contractual relationship with the Company), by security holdings or otherwise, of such shareholder or any Shareholder Associated Person in the Company or any affiliate thereof, other than an interest arising from the ownership of Company securities where such shareholder or such Shareholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;
(6)    a complete and accurate description of all agreements, arrangements or understandings, written or oral, (I) between or among such shareholder and any of the Shareholder Associated Persons or (II) between or among such shareholder or any Shareholder Associated Person and any other person or entity (naming each such person or entity), in each case relating to the Company or its securities or the voting thereof, including (x) any proxy, agreement, arrangement, understanding or relationship pursuant to which such shareholder or any Shareholder Associated Person, directly or indirectly, has a right to vote any security of the Company (other than any revocable proxy given in response to a solicitation made pursuant to, and in accordance with, Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder (collectively, the “Proxy Rules”) by way of a solicitation statement filed on Schedule 14A) and (y) any agreement, arrangement or understanding, written or oral, that such shareholder or any Shareholder Associated Person has with any shareholder of the Company (including the name of such shareholder) with respect to how such shareholder will vote such shareholder’s shares in the Company at any meeting of the Company’s shareholders or take other action in support of any business, or other action to be taken, by such shareholder or any Shareholder Associated Person;
(7)    any rights to dividends on the shares of the Company owned beneficially by such shareholder or any Shareholder Associated Person that are separated or separable from the underlying shares of the Company;

(8)    any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which such shareholder or any Shareholder Associated Person (I) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership or (II) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity;
(9)    any significant equity interests or any Derivative Instruments in any principal competitor of the Company held by such shareholder or any Shareholder Associated Person;
(10)    any direct or indirect interest of such shareholder or any Shareholder Associated Person in any agreement, arrangement or understanding with the Company, any affiliate of the Company or any principal competitor of the Company (including any employment agreement, collective bargaining agreement or consulting agreement);
(11)    a description of any material interest of such shareholder or any Shareholder Associated Person in the business proposed by such shareholder;
(12)    a representation that (I) neither such shareholder nor any Shareholder Associated Person has breached any agreement, arrangement or understanding with the Company except as disclosed to the Company pursuant hereto and (II) such shareholder and each Shareholder Associated Person has complied, and will comply, with all applicable requirements of state law and the Exchange Act, with respect to the matters set forth in this Section;
(13)    a complete and accurate description of any performance-related fees (other than asset-based fees) to which such shareholder or any Shareholder Associated Person may be entitled as a result of any increase or decrease in the value of the Company’s securities or any Derivative Instruments, including any such fees to which members of any Shareholder Associated Person’s immediate family sharing the same household may be entitled;
(14)    a description of the investment strategy or objective, if any, of such shareholder or any Shareholder Associated Person who is not an individual;
(15)    a complete and accurate description of any pending or, to such shareholder’s knowledge, threatened legal proceeding in which such shareholder or any Shareholder Associated Person is a party or participant involving or relating to the Company or, to such shareholder’s knowledge, any current or former officer, director, affiliate or associate of the Company;

(16)    all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to Rule 13d-2(a) under the Exchange Act if such a statement were required to be filed under the Exchange Act by such shareholder or any Shareholder Associated Person, or such shareholder’s or any Shareholder Associated Person’s associates, with respect to the Company (regardless of whether such person or entity is actually required to file a Schedule 13D), including a description of any agreement, arrangement or understanding that would be required to be disclosed by such shareholder, any Shareholder Associated Person or any of their respective associates pursuant to Item 5 or Item 6 of Schedule 13D;
(17)    a certification that such shareholder and each Shareholder Associated Person has complied with all applicable federal, state and other legal requirements in connection with such shareholder’s or Shareholder Associated Person’s acquisition of shares of capital stock or other securities of the Company and such shareholder’s or Shareholder Associated Person’s acts or omissions as a shareholder of the Company, if such Shareholder Associated Person is or has been a shareholder of the Company; and
(18)    all other information relating to such shareholder or any Shareholder Associated Person, or such shareholder’s or any Shareholder Associated Person’s associates, that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of the business proposed by such shareholder in a contested election or otherwise pursuant to the Proxy Rules;
provided, however, that the disclosures described in the foregoing subclauses (1) through (18) shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a shareholder solely as a result of being the shareholder directed to prepare and submit the notice required by these By-Laws on behalf of a beneficial owner; and
(B)    as to any business that such shareholder proposes to bring before the meeting:
(1)    a description of the business the shareholder intends to bring before the meeting, including the text of any proposal or proposals to be presented for action by the shareholders and, in the event that such business includes a proposal to amend the Restated Articles or these By-Laws, the text of the proposed amendment;
(2)    the reasons for conducting such business at the meeting and any material interest in such business of such shareholder or any such Shareholder Associated Person; and

(3)    all other information relating to such business that would be required to be disclosed in a proxy statement or other filing required to be made by such shareholder or any Shareholder Associated Person in connection with the solicitation of proxies in support of such proposed business by such shareholder or any Shareholder Associated Person pursuant to the Proxy Rules;
(C)    a representation that the shareholder is and will at the time of the meeting be a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or cause a Qualified Representative of such shareholder to appear in person at the meeting to present the business set forth in its notice, and an acknowledgment that, if such shareholder (or a Qualified Representative of such shareholder) does not appear to present such business at such meeting, the Company need not present such business for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Company or by proxy at the meeting;
(D)    identification of the names and addresses of other shareholders (including beneficial owners) known by such shareholder to support the business submitted by such shareholder and, to the extent known, the class and number of all shares of the Company’s capital stock owned beneficially or of record by such other shareholder(s) or other beneficial owner(s); and
(E)    a representation from such shareholder as to whether such shareholder or any Shareholder Associated Person intends or is part of a group that intends to engage in a solicitation (within the meaning of Exchange Act Rule 14a-1(l)) with respect to the nomination or other business, as applicable, and if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation.
(iii)    General.
(A)    Only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section or submitted pursuant to Rule 14a-8 promulgated under the Exchange Act. The presiding officer of the meeting shall have the power and the duty to determine whether any business proposed to be brought before a meeting was proposed in accordance with the procedures set forth in this Section and, if any business is not in compliance with this Section, to declare that such defective business shall be disregarded, and no vote shall be taken with respect to such business, notwithstanding that proxies with respect to such vote may have been received by the Company. Notwithstanding the foregoing provisions of this Section, unless otherwise required by law, if the shareholder giving notice (or a Qualified Representative of such shareholder) does not appear at the meeting of shareholders to present the business as to which it has given notice, such business shall be disregarded, and no vote shall be taken with respect to such business, notwithstanding that proxies with respect to such vote may have been received by the Company.

(B)    The shareholder giving notice shall update such shareholder’s notice given under this Section, if necessary, such that the information provided or required to be provided in such notice shall be true and correct as of (1) the record date for determining the shareholders entitled to receive notice of the meeting and (2) the date that is 10 business days prior to the meeting (or any postponement, rescheduling or adjournment thereof), and such update shall (I) be received by the Secretary at the principal executive offices of the Company (x) not later than five business days after the record date for determining the shareholders entitled to receive notice of such meeting (in the case of an update required to be made under clause (1)) and (y) not later than seven business days prior to the date for the meeting or, if practicable, any postponement, rescheduling or adjournment thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been postponed, rescheduled or adjourned) (in the case of an update required to be made pursuant to clause (2)), (II) be made only to the extent that information has changed since such shareholder’s prior submission and (III) clearly identify the information that has changed since such shareholder’s prior submission. For the avoidance of doubt, any information provided pursuant to this subclause (B) shall not be deemed to cure any deficiencies or inaccuracies in a notice previously delivered pursuant to this Section and shall not extend the time period for the delivery of notice pursuant to this Section. If a shareholder giving notice fails to provide such written update within such period, the information as to which such written update relates may be deemed not to have been provided in accordance with this Section.
(C)    If any information submitted pursuant to this Section by any shareholder giving notice shall be inaccurate in any material respect (as determined by the Board of Directors or a committee thereof), such information shall be deemed not to have been provided in accordance with this Section. Any such shareholder shall notify the Secretary in writing at the principal executive offices of the Company of any inaccuracy or change in any information submitted pursuant to this Section (including if any shareholder giving notice or any Shareholder Associated Person no longer intends to solicit proxies in accordance with the representation made pursuant to Section 1.02(b)(ii)(E)) within two business days after becoming aware of such inaccuracy or change, and any such notification shall clearly identify the inaccuracy or change, it being understood that no such notification may cure any deficiencies or inaccuracies with respect to any prior submission by such shareholder. Upon written request of the Secretary on behalf of the Board of Directors (or a duly authorized committee thereof), any such shareholder shall provide, within seven business days after delivery of such request (or such other period as may be specified in such request), (1) written verification, reasonably satisfactory to the Board of Directors, any committee thereof or any authorized officer of the Company, to demonstrate the accuracy of any information submitted by such shareholder pursuant to this Section and (2) a written affirmation of any information submitted by such shareholder pursuant to this Section as of an earlier date. If a shareholder giving notice fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section.

(D)    Notwithstanding the foregoing provisions of this Section, a shareholder shall also comply with all applicable law and the applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section. Nothing in this Section shall be deemed to affect any rights of a shareholder to request inclusion of a proposal in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, or any successor rule, or to present for action at an annual meeting any proposal so included.
(E)    Any written notice, update or other information required to be delivered by a shareholder to the Company pursuant to these By-Laws must be given by personal delivery, by overnight courier or by registered or certified mail, postage prepaid, to the Secretary at the Company’s principal executive offices.
(F)    For purposes of this Section and Section 2.01(e) of these By-Laws, (1) “affiliate” and “associate” each shall have the respective meanings set forth in Rule 12b-2 under the Exchange Act; (2) “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act; (3) “beneficial ownership” shall be determined in accordance with Rule 13d-3 under the Exchange Act or any successor rule; (4) a “Qualified Representative” of a shareholder means (I) a duly authorized officer, manager or partner of such shareholder or (II) a person authorized by a writing executed by such shareholder (or a reliable reproduction or electronic transmission of the writing) delivered by such shareholder to the Company prior to the making of any nomination or proposal at a shareholder meeting stating that such person is authorized to act for such shareholder as proxy at the meeting of shareholders, which writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, must be produced at the meeting of shareholders; and (5) “Shareholder Associated Person” shall mean, with respect to a shareholder giving notice and if different from such shareholder, any beneficial owner of shares of stock of the Company on whose behalf such shareholder is providing notice of any nomination or other business proposed, (I) any person directly or indirectly controlling, controlled by or under common control with such shareholder or beneficial owner(s), (II) any member of the immediate family of such shareholder or beneficial owner(s) sharing the same household, (III) any person or entity who is a member of a “group” (as such term is used in Rule 13d 5 under the Exchange Act (or any successor provision at law)) with, or is otherwise known by such shareholder or other Shareholder Associated Person to be acting in concert with, such shareholder, such beneficial owner(s) or any other Shareholder Associated Person with respect to the stock of the Company, (IV) any affiliate or associate of such shareholder, such beneficial owner(s) or any other Shareholder Associated Person, (V) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such shareholder, such beneficial owner(s) or any other Shareholder Associated Person with respect to any proposed business or nominations, as applicable, (VI) any beneficial owner of shares of stock of the Company owned of record by such shareholder or any other Shareholder Associated Person (other than a shareholder that is a depositary) and (VII) if applicable, any Proposed Nominee.

Section 1.03.    Special Meetings. Except as other-wise required by law and subject to the rights of the holders of any class or series of preferred stock with respect to any vote of the holders of such class or series when voting by class, special meetings of shareholders of the Company may be called only by the Board of Directors pursuant to a resolution approved by a majority vote of the Disinterested Directors (as that term is defined in the Restated Articles). [Amended and Restated Articles Section 12.03] Special meetings shall be held at such place as may be designated by the Board of Directors, or if not so designated, at the principal office of the Company. The Board of Directors, pursuant to a resolution approved by a majority vote of the Disinterested Directors, may postpone, reschedule or cancel any special meeting of shareholders previously called.
Section 1.04.    Business at Special Meetings. No business may be transacted at any special meeting of shareholders other than business stated in the notice of meeting (or any supplement thereto).
Section 1.05.    Notice of Shareholders’ Meetings. Written notice specifying the place, date and time of each meeting of the shareholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given to all shareholders of record entitled to vote at such meeting at least ten days before the day named for the meeting.
Section 1.06.    Quorum; Organization. A shareholders’ meeting duly called shall not be organized for the transaction of business unless a quorum is present. At any meeting the presence in person or by proxy of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the particular matter shall be necessary and sufficient to constitute a quorum for the purpose of considering such matter. The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a majority. If a meeting cannot be organized because a quorum has not attended, those present in person or by proxy may adjourn the meeting to such time and place as they may determine, without notice other than announcement at the meeting, until a quorum as aforesaid shall be present. Whether or not a quorum has attended a meeting, the presiding officer of a meeting may adjourn the meeting to such time and place as he or she shall determine, without notice other than announcement at the meeting. The Chairman, or in his or her absence, the President, shall preside, and the Secretary shall take the minutes, at all meetings of the shareholders. In the absence of the foregoing officers the presiding officer shall be designated by the Board of Directors or if not so designated selected by the shareholders present; and in the absence of the Secretary, the presiding officer shall designate any person to take the minutes of the meeting.

Section 1.07.    Vote Required; Meeting Procedure. When a quorum is present at any meeting, any corporate action to be taken by vote of the shareholders of the Company at such meeting shall be authorized upon receiving the affirmative vote of a majority of the votes cast (which excludes abstentions and failures to vote (e.g., broker non-votes)) by all shareholders, present in person or by proxy, entitled to vote thereon, except that (a) if the question is one upon which, by express provision of statute or of the Restated Articles, a different or additional vote is required, such express provision shall govern and (b) all elections shall be determined by a plurality of the votes cast. Elections for directors need not be by ballot, unless otherwise ordered by the presiding officer at the meeting or unless required by a vote of the shareholders at a meeting held at a geographic location before the voting for the election of directors begins. The Board of Directors and the presiding officer of a meeting may determine the order of business and the procedure at the meeting, including: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules, regulations and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to shareholders of record of the Company, their duly authorized proxies or such other persons as the presiding officer of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement of the meeting; (f) limitations on the time allotted to questions or comments by participants; (g) removal of any shareholder or any other individual who refuses to comply with meeting rules, regulations or procedures; (h) the conclusion, recess or adjournment of the meeting, regardless of whether a quorum is present, to a later date and time and at a place, if any, announced at the meeting; (i) restrictions on the use of audio and video recording devices, cell phones and other electronic devices; (j) rules, regulations or procedures for compliance with any state or local laws or regulations including those concerning safety, health and security; (k) procedures (if any) requiring attendees to provide the Company advance notice of their intent to attend the meeting and (l) any rules, regulations or procedures as the presiding officer may deem appropriate regarding the participation by means of remote communication of shareholders and proxyholders not physically present at a meeting, whether such meeting is to be held at a designated place or solely by means of remote communication.
Section 1.08.    Proxies; Appointment and Revocation. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons, but not more than three, to act for him or her by proxy. Every proxy shall be appointed by an instrument in writing (including electronic mail or similar transmission), executed by such shareholder or by his or her authorized attorney, and filed with the Secretary of the Company. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the proxy is exercised, written notice of such death or incapacity is given to the Secretary of the Company. Any shareholder directly or indirectly soliciting proxies from other shareholders may use any proxy card color other than white, which shall be reserved for exclusive use of the Board of Directors.
ARTICLE II

Directors
Section 2.01.    Number, Election, etc.
(a)    Number. The whole Board of Directors shall consist of such number of persons, not less than 5 nor more than 15, as may from time to time be determined by the Board pursuant to a resolution adopted by a majority vote of the Disinterested Directors then in office. [Amended and Restated Articles Section 10.1(a)]

(b)    Classes; Election and Terms. Beginning with the Board of Directors to be elected at the annual meeting of shareholders to be held in 1986, the directors shall be classified in respect of the time for which they shall severally hold office by dividing them into three classes, as nearly equal in number as possible. If the classes of directors are not equal, the Board of Directors by a majority vote of the Disinterested Directors then in office shall determine which class shall contain an unequal number of directors. At the annual meeting of shareholders to be held in 1986, separate elections shall be held for the directors of each class, the term of office of directors of the first class to expire at the first annual meeting after their election; the term of office of the directors of the second class to expire at the second annual meeting after their election; and the term of office of the directors of the third class to expire at the third annual meeting after their election. At each succeeding annual meeting, the shareholders shall elect directors of the class whose term then expires, to hold office until the third succeeding annual meeting. Each director shall hold office for the term for which elected and until his or her successor shall be elected and shall qualify. [Amended and Restated Articles Section 10.1(b)]
(c)    Removal of Directors. The shareholders may remove a director or directors from office at any time only for cause and only if, in addition to any vote required by any other provision of law, the Articles or the By-Laws of the Company, such removal is approved by the affirmative vote of at least a majority of the Voting Power of the outstanding shares of Voting Stock of the Company which are not Beneficially Owned by an Acquiring Person. [Amended and Restated Articles Section 10.1(c)]
(d)    Vacancies. Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled only by a majority vote of the Disinterested Directors then in office, though less than a quorum, except as otherwise required by law. All directors elected to fill vacancies shall hold office for a term expiring at the annual meeting of shareholders at which the term of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of an incumbent director. [Amended and Restated Articles Section 10.1(d)]
(e)    Nomination of Director Candidates. (i) Nominations for the election of directors may be made only by the Board of Directors or a committee appointed by the Board of Directors or by any holder of record of stock entitled to vote in the election of the directors to be elected, but a nomination may be made by a shareholder only if written notice of such nomination has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not later than 90 calendar days in advance of the meeting at which the election is to be held. In no event shall an adjournment, recess, postponement, judicial stay or rescheduling of an annual meeting (or the public announcement thereof) commence a new time period (or extend any time period) for the giving of a shareholder’s notice pursuant to this Section. The requirements of this Section 2.01(e) shall be in addition to any requirements for the nomination of director candidates set forth in Section 10.1(e) of the Restated Articles.
(ii)    A shareholder’s written notice given pursuant to this Section shall set forth:
(A)    as to the shareholder giving notice and each Shareholder Associated Person, the information, representations and certifications set forth in Section 1.02(b)(ii)(A), (C), (D) and (E) as if the shareholder were submitting notice pursuant to such Section;
(B)    as to each person whom such shareholder proposes to nominate for election or reelection as a director (each, a “Proposed Nominee”):

(1)    the name, age, and business and residential addresses of such Proposed Nominee;
(2)    a written questionnaire with respect to the background and qualifications of such Proposed Nominee, completed by such Proposed Nominee in the form required by the Company (which form such shareholder shall request in writing from the Secretary and which the Secretary shall provide to such shareholder within 10 calendar days after receiving such request);
(3)    a written representation and agreement completed by such Proposed Nominee in the form required by the Company (which form such shareholder shall request in writing from the Secretary and which the Secretary shall provide to such shareholder within 10 calendar days after receiving such request) providing that such Proposed Nominee: (I) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Proposed Nominee, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or any Voting Commitment that could limit or interfere with such Proposed Nominee’s ability to comply, if elected as a director of the Company, with such Proposed Nominee’s fiduciary duties under applicable law; (II) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee that has not been disclosed to the Company; (III) will, if elected as a director of the Company, comply with all applicable rules of any securities exchanges upon which the Company’s securities are listed, the Restated Articles, these By-Laws, all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality, stock ownership and trading policies and all other guidelines and policies of the Company generally applicable to directors (which other guidelines and policies will be provided to such Proposed Nominee within five business days after the Secretary receives any written request therefor from such Proposed Nominee), and all applicable fiduciary duties under state law; (IV) consents to being named as a nominee in the Company’s proxy statement and form of proxy for the meeting; (V) intends to serve a full term as a director of the Company, if elected; and (VI) will provide facts, statements and other information in all communications with the Company and its shareholders that are or will be true and correct and that do not and will not omit to state any fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

(4)    a description of all direct and indirect compensation and other material monetary agreements, arrangements or understandings, written or oral, during the past three years, and any other material relationships, between or among such Proposed Nominee or any of such Proposed Nominee’s affiliates or associates, on the one hand, and such shareholder or any Shareholder Associated Person, on the other hand, including all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K as if such shareholder and any Shareholder Associated Person were the “registrant” for purposes of such rule and the Proposed Nominee were a director or executive officer of such registrant;
(5)    a description of any business or personal interests that could reasonably be expected to place such Proposed Nominee in a potential conflict of interest with the Company or any of its subsidiaries; and
(6)    all other information relating to such Proposed Nominee or such Proposed Nominee’s associates that would be required to be disclosed in a proxy statement or other filing required to be made by such shareholder or any Shareholder Associated Person in connection with the solicitation of proxies for the election of directors in a contested election or otherwise required pursuant to the Proxy Rules; and
(C)    a representation from such shareholder as to whether such shareholder or any Shareholder Associated Person intends or is part of a group that intends to solicit proxies in support of the election of any Proposed Nominee in accordance with Rule 14a-19 under the Exchange Act.
(iii)    General.
(A)    No person shall be eligible for election as a director of the Company unless the person is nominated by the Board of Directors or by a shareholder in accordance with the procedures set forth in this Section and Section 10.1(e) of the Restated Articles. A shareholder may not give notice pursuant to this Section and Section 10.1(e) of the Restated Articles with respect to more Proposed Nominees than there are directors subject to election at the applicable meeting, and for the avoidance of doubt, no shareholder shall be entitled to make additional or substitute nominations following the expiration of the applicable time period for making such nomination under such Sections. The presiding officer of the meeting shall have the power and the duty to determine whether any nomination proposed to be brought before a meeting was proposed in accordance with the procedures set forth in this Section and Section 10.1(e) of the Restated Articles and, if any nomination is not in compliance with such Sections, to declare that such defective nomination shall be disregarded, and no vote shall be taken with respect to such nomination, notwithstanding that proxies with respect to such vote may have been received by the Company. Notwithstanding the foregoing provisions of this Section, unless otherwise required by law, if the shareholder (or a Qualified Representative of such shareholder) does not appear at the meeting of shareholders to present the nominations as to which it has given notice, such nominations shall be disregarded, and no vote shall be taken with respect to such nominations, notwithstanding that proxies with respect to such vote may have been received by the Company.

(B)    In addition to the information required pursuant to this Section, the Company may require any shareholder to furnish such other information as the Company may reasonably require to determine the eligibility or suitability of a Proposed Nominee to serve as a director of the Company or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such Proposed Nominee under the listing standards of each securities exchange upon which the Company’s securities are listed, any applicable rules of the Securities and Exchange Commission, any publicly disclosed standards used by the Board of Directors in selecting nominees for election as a director and for determining and disclosing the independence of the Company’s directors, including those applicable to a director’s service on any of the committees of the Board of Directors, or the requirements of any other laws or regulations applicable to the Company. If requested by the Company, any supplemental information required under this paragraph shall be provided by a shareholder within 10 calendar days after it has been requested by the Company. The Board of Directors may require any Proposed Nominee to submit to interviews with the Board of Directors or any committee thereof, and such Proposed Nominee shall make himself or herself available for any such interviews within 10 calendar days following such request.
(C)    Notwithstanding anything herein to the contrary, if (A) any shareholder or any Shareholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any Proposed Nominee and (B) (1) such shareholder or Shareholder Associated Person subsequently either (x) notifies the Company that such shareholder or Shareholder Associated Person no longer intends to solicit proxies in support of the election or reelection of such Proposed Nominee in accordance with Rule 14a-19(b) under the Exchange Act or (y) fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Company that such shareholder or Shareholder Associated Person has met the requirements of Rule 14a-19(a)(3) under the Exchange Act in accordance with the following sentence) and (2) no other shareholder or Shareholder Associated Person that has provided notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to such Proposed Nominee (x) to the Company’s knowledge based on information provided pursuant to Rule 14a-19 under the Exchange Act or these By-Laws, still intends to solicit proxies in support of the election or reelection of such Proposed Nominee in accordance with Rule 14a-19(b) under the Exchange Act and (y) has complied with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act and the requirements set forth in the following sentence, then the Company shall disregard any proxies solicited for the election of such Proposed Nominee. Upon request by the Company, if any shareholder or any Shareholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such shareholder shall deliver to the Secretary, no later than five business days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.
(D)    In addition to the foregoing, a shareholder giving notice hereunder shall comply with the requirements of Section 1.02(b)(iii)(B) through (E) with respect to such notice as if the shareholder were submitting notice pursuant to such Section.

(f)    Exception for Directors Elected by Preferred Stock. Whenever the holders of any class or series of stock having a preference over the Common Stock of the Company as to dividends or assets shall have the right, voting separately as a class, to elect one or more directors of the Company, none of the foregoing provisions of this Section 2.01 shall apply with respect to the director or directors elected by such holders of preferred stock. [Amended and Restated Articles Section 10.1(f)]
(g)    In case of a vacancy in the office of any director elected by the preferred stock, the remaining directors or director elected by the preferred stock may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.
(h)    Each director shall hold office from the time of his or her election, but shall be responsible as a director from such time only if he or she consents to his or her election; otherwise from the time he or she accepts office or attends his or her first meeting of the Board.
(i)    The membership and operation of the Board of Directors and its Committees shall comply with the requirements of applicable law and the rules of any stock exchange on which the Common Stock of the Company may be listed.
Section 2.02.    Organization Meeting; Notice. An organization meeting of the newly-elected Board of Directors shall be held each year promptly after the annual meeting of shareholders at a place designated by the Chairman or the President. At such meeting the Board of Directors shall organize itself and elect the executive officers of the Company and members of standing Committees for the ensuing year, and may transact any other business. Notice of the organization meeting of the Board or of the business to be transacted thereat shall not be required to be given, except as otherwise expressly required herein or by law.
Section 2.03.    Regular Meetings; Notice. Regular meetings of the Board shall be held at such time and place as shall be designated by the Board of Directors from time to time, or if not so designated, as determined by the Chairman or the President. Notice of such regular meetings of the Board shall not be required to be given, except as otherwise expressly required herein or by law, except that whenever the time or place of regular meetings shall be initially fixed or changed, notice of such action shall be given promptly by telephone or otherwise to each director not participating in such action. Any business may be transacted at any regular meeting.
Section 2.04.    Special Meetings; Notice. Special meetings of the Board may be called at any time by the Board itself by vote at a meeting, or by any three directors, or by the Chairman or the President, to be held at such place and day and hour as shall be specified by the person or persons calling the meeting, or if not so specified by the Secretary. Notice of every special meeting of the Board of Directors, which states the place, day and hour thereof, shall be given to each director either by being mailed on at least the second calendar day prior to the date of the meeting, or by being sent by electronic mail or given personally or by telephone prior to the date of the meeting, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. Neither the call of a special meeting nor the notice thereof need specify the purpose thereof nor the business to be transacted thereat, except as otherwise expressly required herein or by law.

Section 2.05.    Quorum. At all meetings of the Board of Directors, the presence or participation by other lawful means of a majority of the directors in office shall be necessary and sufficient to constitute a quorum for the transaction of business. The Directors present at a duly organized meeting shall continue to constitute a quorum until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a majority, provided that a minimum of three Directors remain. If a quorum is not present at any meeting, the meeting may be adjourned from time to time by a majority of the directors present, without notice other than announcement at the meeting, until a quorum as aforesaid shall be present.
Section 2.06.    Action. Resolutions of the Board shall be adopted, and any action of the Board at a meeting upon any matter shall be taken and be valid, with the affirmative vote of at least a majority of the directors present at a meeting duly organized, except as otherwise provided herein, in the Restated Articles or by law. The Chairman, or in his or her absence the President, shall preside at all meetings of the Board of Directors. The Secretary shall take the minutes at all meetings of the Board.
In the absence of the foregoing persons the Directors present shall select a member of the Board to preside; and in the absence of the Secretary, the presiding officer shall designate any person to take the minutes of the meeting. The yeas and nays shall be taken and recorded in the minutes at the request of any director present at a meeting.
Section 2.07.    Participation Other Than By Attendance. One or more of the Directors may participate in any regular or special meeting of the Board or of a committee of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting are able to hear each other, or by any other lawful means in lieu of attendance, any may act by proxy to the extent at the time permitted by law. All directors so participating shall be deemed present at the meeting.
Section 2.08.    Emergency Provisions. Notwithstanding any other provisions of law, the Articles or these By-Laws, during any emergency period caused by war or any other national catastrophe or local disaster of sufficient severity to prevent the conduct and management of the business and affairs of the Company by its Board of Directors and officers as contemplated by the other provisions of these By-Laws, a majority of the available Directors (or the sole such Director) who have not been rendered incapable of acting because of incapacity or the difficulty of communication or transportation to the place of meeting shall constitute a quorum for the sole purpose of electing Directors to fill such vacancies or to reduce the size of the full Board or both; and a majority of the directors (or the sole survivor) present at such a meeting may take such action. Directors so elected shall serve until the absent Directors are able to attend meetings or until the shareholders act to elect Directors to succeed them. During such an emergency period, if both the Board and the Executive Committee are unable or fail to meet, any action appropriate to the circumstances may be taken by such officers of the Company as may be present and able. Questions as to the existence of a national catastrophe or local disaster and the number of surviving members capable of acting shall be conclusively determined at the time by the Directors or the officers so acting.
Section 2.09.    Presumption of Assent. Minutes of each meeting of the Board shall be made available to each director at or before the next succeeding regular meeting. Every director shall be presumed to have assented to such minutes unless his or her objection thereto shall be made to the Secretary within two days after such next regular meeting.
Section 2.10.    Resignations. Any director may resign by submitting to the Chairman of the Board or the President his or her resignation, which (unless otherwise specified therein) need not be accepted to make it effective and shall be effective immediately upon its receipt by such officer or at such subsequent time as may be specified in the resignation.

Section 2.11.    Committees.
(a)    Appointments; Powers. Except as otherwise provided in subsection (b) pertaining to the Executive Committee, standing or temporary committees shall consist of one or more Directors of the Company as the Board may direct and may be appointed from time to time by a majority of the Directors present or participating at any regular or special meeting. The Board may from time to time invest committees with such power and authority, subject to such conditions as it may see fit, except that no committee shall have any power or authority to adopt, amend or repeal any By-Law.
(b)    Executive Committee. An Executive Committee of three or more directors may be appointed by resolution adopted by a majority of the directors in office; it shall have all the powers and exercise all of the authority of the Board during intervals between meetings, except as specially limited by the Board. Meetings of the Executive Committee may be called at any time by any member, to be held at such place and day and hour as shall be specified by the person or persons calling the meeting, or if not so specified by the Secretary. Notice of every meeting of the Executive Committee, which states the place, day and hour thereof, but need not state the purposes thereof, shall be given to each member either by being mailed on at least the second calendar day prior to the date of the meeting, or by being sent by electronic mail or given personally or by telephone prior to the date of the meeting. The presence or participation by other lawful means of a majority of the members of the Committee shall be necessary and sufficient to constitute a quorum for the transaction of business, and any action of the Committee upon any matter shall be taken and be valid with the affirmative vote of at least a majority of the members of the Committee. The Executive Committee shall keep a record of all action taken and report such action to the Board of Directors at its next meeting thereafter.
(c)    Term; Vacancies; Absence or Disqualification. All committee members appointed by the Board shall serve during the pleasure of the Board, which may fill vacancies and may designate one or more Directors as alternate members of any committee, to take the place of any absent or disqualified member at any meeting. In the absence or disqualification of any member or alternate member of any committee or committees, the member or members thereof participating at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member or alternate member.
(d)    Organization; Finality of Action. All committees shall keep such record of the transactions of their meetings as the Board or these By-Laws shall direct. All committees shall determine their own organization, procedures, and times and places of meeting, unless other- wise directed by the Board and except as otherwise provided in these By-Laws. Any action taken by any committee shall be subject to alteration or revocation by the Board; provided, however, that third parties shall not be prejudiced by such alteration or revocation.
Section 2.12.    Compensation. By resolution of the Board, Directors may be paid a fixed sum and expenses, if any, of attendance for any regular or special meeting of the Board or any committee, and may in addition be paid an annual retainer fee or a retirement allowance, or both. Directors shall also be entitled to receive such compensation for services rendered to the Company as officers, committee members, or in any capacity other than as directors, as may be provided from time to time by resolution of the Board.

ARTICLE III

Officers and Employees
Section 3.01.    Officers. The Board of Directors shall elect a President, a Secretary, a Treasurer and one or more Vice Presidents as officers of the Company. All such officers shall have such authority as is set forth in the Bylaws and as from time to time may be prescribed by the Board. The officers shall be natural persons of full age, and may, but not need be, shareholders of the Company. Any two or more offices may be held by the same person, except that the same person shall not be President and Secretary. Each officer shall hold office at the discretion of the Board until the next succeeding annual meeting of the Board of Directors and thereafter until his or her successor is duly elected and qualifies, or until his or her earlier death, resignation or removal. The Board may authorize the Company to enter into employment contracts and/or consulting agreements with any officer for such periods as may be deemed appropriate including periods longer than one year, and the provision herein for annual election shall be without prejudice to the contract rights, if any, of officers under such contracts.
Section 3.02.    Additional and Assistant Officers, Agents and Employees. The Board of Directors, the Chairman and the President each may from time to time appoint or hire one or more other officers, assistant officers, agents, employees and independent contractors as are deemed advisable; and the Board of Directors, the Chairman or the President may prescribe their duties, conditions of employment and compensation and may dismiss them without prejudice to their contract rights, if any.
Section 3.03.    The Chairman of the Board. If there shall be a Chairman of the Board, he or she shall be elected from among the Directors, shall preside at all meetings of the Board of Directors and of the Shareholders, and shall have such other powers and duties as from time to time may be prescribed by the Board. The Chairman may be, but not need be, elected as an officer of the Company, as determined by the Board of Directors.
Section 3.04.    The President. Unless otherwise determined by the Board, the President shall be the Chief Executive Officer of the Company. He or she shall exercise the powers and perform duties usual to the Chief Executive Officer and, subject to the control and direction of the Board of Directors, shall have management and supervision over and exercise general executive powers concerning all the property, business and affairs of the Company. He or she shall see that all policies, programs, orders and resolutions of the Board of Directors are carried into effect, and shall have such other powers and duties as from time to time may be assigned to him or her by the Board of Directors or these By-Laws. He or she shall have the power to execute deeds, bonds, mortgages, and other contracts, agreements and instruments of the Company. He or she shall be, ex officio, a member of all standing committees of the Board except the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee.
Section 3.05.    The Vice Presidents. The Vice Presidents, one or more of whom may be designated executive, senior, group or administrative vice president, or given other descriptive title, shall have such powers and perform such duties in such capacities as may be assigned by the Board of Directors or the President.

Section 3.06.    The Secretary. The Secretary shall: (a) be custodian of the Company’s contracts, policies, leases, deeds and other indicia of title, and all other business records; (b) keep or cause to be kept at the registered office or the principal place of business of the Company an original or duplicate record of the proceedings of the shareholders and the Board of Directors, and a copy of the Articles of the Company and of these By-Laws; (c) attend to the giving of notices of the Company as may be required by law or these By-Laws; (d) be custodian of the corporate records and of the seal of the Company and see that the seal is affixed to such documents as may be necessary or advisable; (e) have charge of and keep at the registered office or the principal place of business of the Company, or cause to be kept at the office of a transfer agent or registrar an original or duplicate share register, giving the names of the shareholders in alphabetical order, and showing their respective addresses, the number and classes of shares held by each, the number and date of certificates issued for the shares, and the date of cancellation of every certificate surrendered for cancellation; and (f) have such powers and duties as may from time to time be prescribed by the Board of Directors or the President.
Section 3.07.    The Vice President - Finance. If a Vice President - Finance is elected by the Board of Directors, he or she (a) shall serve as the Company’s Chief Financial Officer; (b) shall, subject to the approval of the President, recommend financing, investing, borrowing, tax and insurance for the Company; (c) shall be responsible for the preparation of consolidated financial statements required by the Board of Directors or the President; (d) shall see that the lists, books, reports, statements, tax returns, certificates and other documents and records required by law are properly prepared, completed and filed; and (e) shall have such other powers and duties in such capacities as may from time to time be prescribed by the Board of Directors or the President. If the Board does not elect a Vice President - Finance, the powers and duties herein set forth shall be exercised by the Treasurer.
Section 3.08.    The Treasurer. The Treasurer (a) shall have powers and perform such duties in such capacities as may be assigned by the Board of Directors or the Vice President - Finance in the development of financing, investing and borrowing policies, and shall administer these policies; (b) shall have charge and custody of and be responsible for the corporate funds, securities and investments; (c) shall receive, endorse for collection, and give receipts for checks notes, obligations, funds and securities of the Company, and deposit monies and other valuable effects in the name and to the credit of the Company in such depositories as shall be designated by the Board of Directors; (d) subject to the provisions of Section 5.01 of the By-Laws, shall cause to be disbursed the funds of the Company by payment in cash or by checks or drafts upon the authorized depositories of the Company, and cause to be taken and preserved proper vouchers and receipts for such disbursements; (e) shall coordinate financing of the Company’s international subsidiaries; and (f) shall have such other powers and duties as may from time to time be prescribed by the Board of Directors or the Vice President - Finance.
Section 3.09.    Delegation of Duties. In case of the absence of any officer of the Company, or for any other reason that the Board may deem sufficient, the Board of Directors may delegate for the time being the powers and duties, or any of them, of any officer to any other officer or director or other person whom it may select.

ARTICLE IV

Shares of Capital Stock
Section 4.01.    Uncertificated Shares of Stock; Share Certificates. The Board of Directors may provide by resolution that some or all of any or all classes and series of shares of capital stock of the Company shall be issued in uncertificated form pursuant to customary arrangements for issuing shares in such uncertificated form. Any such resolution shall not apply to shares then represented by a certificate, until such certificate is surrendered to the Company. Any certificates for shares of any class or series of capital stock shall be in such form as the Board of Directors may from time to time prescribe, shall be signed (in facsimile or otherwise, as permitted by law) by the Chairman (if an officer of the Company), the President or a Vice President and by the Secretary or the Treasurer and shall represent and certify the number of shares of stock owned by such holder. The Board may authorize the issuance of certificates for fractional shares or, in lieu thereof, scrip or other evidence of ownership, which may (or may not) as determined by the Board entitle the holder thereof to voting, dividend or other rights of shareholders. Within a reasonable time after the issuance or transfer of uncertificated shares, the Company shall cause to be sent to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to applicable law. Except as otherwise expressly provided by law, the rights and obligations of the holders of shares represented by certificates and the rights and obligations of the holders of uncertificated shares of the same class and series shall be identical.
Section 4.02.    Transfer of Shares. Transfers of uncertificated shares of stock of the Company shall be made on the books of the Company only by the registered shareholder thereof in person or by attorney upon proper evidence of succession, assignment or authority to transfer in accordance with customary procedures for transferring shares in uncertificated form. Transfers of certificated shares of stock of the Company shall be made on the books of the Company only upon surrender to the Company for cancellation of the certificate or certificates for such shares properly endorsed, by the registered shareholder or by his or her assignee, agent or legal representative, who shall furnish proper evidence of succession, assignment or authority to transfer, or by the agent of one or the foregoing thereunto duly authorized by an instrument duly executed and filed with the Company in accordance with regular commercial practice.
Section 4.03.    Replacement of Certificates. New certificates for shares of stock, or shares of stock in uncertificated form, may be issued to replace certificates alleged to have been lost, stolen, or destroyed or mutilated upon such terms and conditions, including an affidavit of loss or destruction and the giving of a satisfactory bond of indemnity, as the Board of Directors from time to time may determine.
Section 4.04.    Regulations Relating to Shares. The Board of Directors shall have power and authority to make all such rules and regulations not inconsistent with these By-Laws as it may deem expedient concerning the issue, transfer and registration of certificated or uncertificated shares of the Company.
Section 4.05.    Record Date. The Board of Directors may fix a record date for the determination of shareholders for any purpose, including the right to notice of or to vote at meetings, payment of dividends or distributions, allotment of rights, or change, reclassification, conversion or exchange of shares, up to 90 days prior to the action for which the record date is fixed. The Company shall be entitled to treat the holder of record of any share or shares of stock of the Company as the holder and owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or right, title or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of Pennsylvania.

ARTICLE V

Miscellaneous Corporate Transactions and Documents
Section 5.01.    Borrowing. No officer, agent or employee of the Company shall have any power or authority to borrow money on its behalf, to guarantee or pledge its credit, or to mortgage or pledge any of its real or personal property, except within the scope and to the extent of the authority delegated by the Board of Directors. Authority may be granted by the Board for any of the above purposes and may be general or limited to specific instances.
Section 5.02.    Execution of Instruments Generally. All properly authorized notes, bonds, drafts, acceptances, checks, endorsements (other than for deposit), guarantees, and all evidences of indebtedness of the Company whatsoever, and all properly authorized deeds, mortgages, contracts and other instruments requiring execution by the Company may be executed and delivered by the Chairman (if an officer of the Company), the President or any Vice President or the Treasurer of the Company; and authority to sign any such contracts or instruments, which may be general or confined to specific instances, may be conferred by the Board of Directors upon any other person or persons, subject to such requirements as to countersignature or other conditions, as the Board of Directors from time to time may determine. Facsimile signature on checks, notes, bonds and other instruments may be used if authorized by the Board of Directors. Any person having authority to sign on behalf of the Company may delegate, from time to time, by instrument in writing, all or any part of such authority to any person or persons if authorized so to do by the Board of Directors.
Section 5.03.    Voting and Acting with Respect to Securities Owned by Company. The Chairman (if an officer of the Company), the President or any Vice President each shall have the power and authority to vote and act with respect to all stock and other securities in any other corporation held by this Company, unless the Board confers such authority, which may be general or specific, upon some other person. Any person so authorized to vote securities shall have the power to appoint an attorney or attorneys, with general power of substitution, as proxies for the Company, with full power to vote and act in behalf of the Company with respect to such stock and other securities.
ARTICLE VI

General Provisions
Section 6.01.    Offices. The principal office and place of business of the Company shall be at 1000 Cranberry Woods Drive, Cranberry Township, Butler County, Pennsylvania. The Company may also have offices at such other places within or without the Commonwealth of Pennsylvania as the business of the Company may require.
Section 6.02.    Corporate Seal. The Board of Directors shall prescribe the form of a suitable corporate seal, which shall contain the full name of the Company and the year and state of incorporation.
Section 6.03.    Fiscal Year. The fiscal year of the Company shall begin the first day of January and terminate on the last day of December in each year.
Section 6.04.    Financial Reports to Shareholders. The Board of Directors shall have discretion to determine whether financial statements shall be sent to shareholders, what such reports shall contain, and whether they shall be audited or accompanied by the report of an independent or certified public accountant.

ARTICLE VII

Indemnification
Section 7.01.    Indemnification of Directors, Officers and Others.
(a)    Right to Indemnification. Except as prohibited by law, every Director and officer of the Company shall be entitled as of right to be indemnified by the Company against reasonable expenses and any liability paid or incurred by such person in connection with any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of the Company or otherwise, in which he or she may be involved, as a party or otherwise, by reason of such person being or having been a Director or officer of the Company or by reason of the fact that such person is or was serving at the request of the Company as a director, officer, employee, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other entity (such claim, action, suit or proceeding hereinafter being referred to as “Action”); provided that no such right or indemnification shall exist with respect to an Action brought by an indemnitee (as hereinafter defined) against the Company except as provided in the last sentence of this Subsection (a). Persons who are not directors or officers of the Company may be similarly indemnified in respect of service to the Company or to another such entity at the request of the Company to the extent the Board of Directors at any time denominates any of such persons as entitled to the benefits of this Section. As used in this Section 7.01, “indemnitee” shall include each Director and officer of the Company and each other person denominated by the Board of Directors as entitled to the benefits of this Section, “expenses” shall include reasonable fees and expenses of counsel selected by any such indemnitee and “liability” shall include amounts of judgments, excise taxes, fines, penalties and amounts paid in settlement. An indemnitee shall be entitled to be indemnified pursuant to this Subsection (a) for expenses incurred in connection with any Action brought by an indemnitee against the Company only as provided under Subsection (c) of this Section and if, (i) the indemnitee is successful in whole or in part in the Action for which expenses are claimed or (ii) the indemnification for expenses is included in a settlement of the Action or is awarded by a court.
(b)    Right to Advancement of Expenses. Every indemnitee shall be entitled as of right to have his or her reasonable expenses in defending any Action or in any Action under Subsection (c) paid in advance by the Company prior to final disposition of such Action, subject to any obligation which may be imposed by law or by provision in the Articles, By-Laws, agreement or otherwise to reimburse the Company in certain events.

(c)    Right of Indemnitee to Initiate Action. If a written claim under Subsection (a) or Subsection (b) of this Section is not paid in full by the Company within thirty days after such claim has been received by the Company, the indemnitee may at any time thereafter initiate an Action against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the indemnitee shall also be entitled to be paid the expense of prosecuting such Action. The only defense to any Action to recover a claim under Subsection (a) of this Section shall be that the indemnitee’s conduct was such that under Pennsylvania law the Company is prohibited from indemnifying the indemnitee for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board of Directors, independent legal counsel and its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances, nor an actual determination by the Company (including its Board of Directors, independent legal counsel or its shareholders) that the indemnitee’s conduct was such that indemnification is prohibited by law, shall be a defense to such Action or create a presumption that the indemnitee’s conduct was such that indemnification is prohibited by law. The only defense to any such Action to receive payment of expenses in advance under Subsection (b) of this Section shall be failure to make an undertaking to reimburse if such an undertaking is required by law or by provision in the Articles, By-Laws, agreement or otherwise.
(d)    Insurance and Funding. The Company may purchase and maintain insurance to protect itself and any person eligible to be indemnified hereunder against any liability or expense asserted or incurred by such person in connection with any Action, whether or not the Company would have the power to indemnify such person against such liability or expense by law or under the provisions of this Section. The Company may create a trust fund, grant a security interest, cause a letter of credit to be issued or use other means (whether or not similar to the foregoing) to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.
(e)    Non-Exclusivity; Nature and Extent of Rights. The right of indemnification and advancement of expenses provided for in this Section (i) shall not be deemed exclusive of any other rights, whether now existing or here-after created, to which any indemnitee may be entitled under any agreement or by-law, charter provision, vote of shareholders or directors or otherwise (ii) shall be deemed to create contractual rights in favor of each indemnitee, (iii) shall continue as to each person who has ceased to have the status pursuant to which he or she was entitled or was denominated as entitled to indemnification under this Section and shall inure to the benefit of the heirs and legal representatives of each indemnitee and (iv) shall be applicable to Actions commenced after the adoption of this Section, whether arising from acts or omissions occurring before or after the adoption of this Section. The rights of indemnification and advancement of expenses provided for in this Section may not be amended or repealed so as to limit in any way the indemnification or the right to advancement of expenses provided for in this Section with respect to any acts or omissions occurring prior to the adoption of any such amendment or repeal.
(f)    Effective Date. This Section 7.01 shall apply to every Action other than an Action filed prior to January 27, 1987, except that it shall not apply to the extent that Pennsylvania law does not permit its application to any breach of performance of duty or any failure of performance of duty by an indemnitee occurring prior to January 27, 1987. [Amended and Restated Articles, Article 14th]
Section 7.02.    Personal Liability of Directors.
(a)    To the fullest extent that the laws of the Commonwealth of Pennsylvania, as in effect on January 27, 1987 or as thereafter amended, permit elimination or limitation of the liability of directors, no Director of the Company shall be personally liable for monetary damages as such for any action taken, or any failure to take any action, as a Director.

(b)    This Section 7.02 shall not apply to any actions filed prior to January 27, 1987, nor to any breach of performance of duty or any failure of performance of duty by any Director of the Company occurring prior to January 27, 1987. The provisions of this Section shall be deemed to be a contract with each Director of the Company who serves as such at any time while this Section is in effect and each such Director shall be deemed to be doing so in reliance on the provisions of this Section. Any amendment or repeal of this Section or adoption of any other By-Law or provision of the Articles of the Company which has the effect of increasing Director liability shall operate prospectively only and shall not affect any action taken, or any failure to act, prior to the adoption of such amendment, repeal, other By-Law or provision. [Amended and Restated Articles, Article 14th]
ARTICLE VIII

Amendments
Section 8.01.    Amendments to By-Laws. The Board of Directors, by vote of a majority of the Disinterested Directors, may adopt, amend and repeal the By-Laws with respect to those matters which are not, by statute, reserved exclusively to the shareholders. No By-Law may be adopted, amended or repealed by the shareholders unless, in addition to any vote required by any other provision of law, the Articles or the By-Laws of the Company, such action is approved by the holders of a majority of the Voting Power of the Voting Stock of the Company which is not Beneficially Owned by an Acquiring Person, unless such action has been previously approved by a majority vote of the Disinterested Directors. [Amended and Restated Articles Section 12.1]
ARTICLE IX

Non-Applicability of Statute
Section 9.01.    Non-Applicability of Statute. Subchapter 25G (Control-Share Acquisitions) of the Pennsylvania Business Corporation Law, added by the Act of April 27, 1990 (P.L. 129, No. 36), shall not be applicable to the Company.